                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574) and on Form S-4 (333-1928) of U.S. Office Products Company of our report dated July 3, 1996 relating to the financial statements of Pear Commercial Interiors, Inc. which appear in this Current Report on Form 8-K of U.S. Office Products Company.

                         /s/ Erhardt Keefe Steiner & Hottman PC

September 23, 1996
Denver, Colorado